As filed with the Securities and Exchange Commission on January 25, 2022

Registration No. 333-262006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHARLOTTE’S WEB HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation or organization)	98-1508633 (I.R.S. Employer Identification No.)
1801 California Street, Suite 4800 Denver, Colorado (Address of Principal Executive Offices)	80202 (Zip Code)

CWB HOLDINGS, INC. 2015 STOCK OPTION PLAN, AS AMENDED

CHARLOTTE’S WEB HOLDINGS, INC. AMENDED 2018 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, D.C., 20005

(Name and address of agent for service)

202-572-3113

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

-i-

Explanatory Note

This Post-Effective Amendment No. 1 (this “Amendment”) to that certain Registration Statement filed on Form S-8 (File No. 333-262006), filed with the Securities and Exchange Commission (the “Commission”) on January 4, 2022 (the “Original Registration Statement”), is being filed by Charlotte’s Web Holdings, Inc., a British Columbia corporation (the “Registrant”), under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the filing of Amendment No. 2 to the Registrant’s Form 10 (File No. 000-56364) on January 25, 2022 (“Amendment No. 2”) to update Item 3 to include Amendment No. 2 and update Item 8 to file an updated consent of Ernst & Young LLP, the Registrant’s Independent Registered Public Accounting Firm, as Exhibit 23.2. Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original Registration Statement. No additional securities are to be registered, and registration fees were paid upon filing of the Original Registration Statement.

Part II — Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The Registrant’s effective registration statement on Form 10 (File No. 000-56364) filed with the Commission on November 5, 2021, as amended December 22, 2021, and as further amended on January 25, 2022, and as may be subsequently amended from time to time.

(b)	All documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof commencing on the respective dates on which such documents are filed.

(d)	The Registrant’s Current Reports on Forms 8-K filed with the Commission on January 11, 2022, on January 12, 2022, and on January 18, 2022.

(c)	The description of the Registrant’s Common Shares contained in the registration statement on Form 10 filed with the Commission on November 5, 2021, as amended December 22, 2021, and as further amended on January 25, 2022, and as may be subsequently amended from time-to-time, incorporated by reference herein pursuant to (a) above, including any amendment or report filed for the purposes of updating such description.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Articles of Charlotte’s Web Holdings, Inc.(1)
4.2	Notice of Articles of Charlotte’s Web Holdings, Inc. (1)
5.1	Opinion of DLA Piper Canada(1)
23.1	Consent of DLA Piper Canada(1)
23.2	Consent of Ernst & Young LLP*
24.1	Powers of Attorney(1)
99.1	CWB Holdings, Inc. 2015 Stock Option Plan(1)
99.2	CWB Holdings, Inc. Amendment No.1 to 2015 Stock Option Plan(1)
99.3	Charlotte’s Web Holdings, Inc. 2018 Long-Term Incentive Plan dated August 23, 2018(1)
99.4	Charlotte’s Web Holdings, Inc. Amended 2018 Long-Term Incentive Plan dated April 29, 2021(1)

(1)Previously filed.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 25th day of January 2022.

CHARLOTTE’S WEB HOLDINGS, INC.

By:	/s/ Wessel Booysen
Name: Wessel Booysen
Title: Chief Financial & Operating Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on January 25, 2022.

Signature	Title

*	Chief Executive Officer & Director
Jacques Tortoroli	(principal executive officer)

/s/ Wessel Booysen	Chief Financial & Operating Officer
Wessel Booysen	(principal financial and accounting officer)

*	Chairman & Director
John Held

*	Director
Jean Birch

*	Director
Susan Vogt

*	Director
Tim Saunders

*By: /s/ Wessel Booysen
Name: Wessel Booysen
Title: Attorney-in Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Post-Effective Amendment No. 1 to Form S-8, solely in its capacity as duly authorized representative of Charlotte’s Web Holdings, Inc. in the United States, on January 25, 2022.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director